                                                                  Exhibit 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated November 15, 1999 on Stortext (Holdings) Limited Group's financial statements, included in this Current Report on Form 8-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File Nos. 333-44187 and 333-67765) and S-8 (File
Nos. 333-24803, 333-33191, 333-43901, 333-60919, 333-60921 and 333-67499).

                                                         /s/ Arthur Andersen

Edinburgh, Scotland
November 18, 1999